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                                                                 EXHIBIT 10.33.4


                                AMENDMENT TO THE
                              PANAMSAT CORPORATION
                         LONG-TERM STOCK INCENTIVE PLAN
                              ESTABLISHED IN 1997
                  (AS AMENDED AND RESTATED ON MARCH 20, 2000)

     WHEREAS, PanAmSat Corporation (the "Company") sponsors the PanAmSat Corporation Long-Term Stock Incentive Plan Established in 1997 (as Amended and Restated on March 20, 2000) (the "Plan");

     WHEREAS, Section 5.10 (a) of the Plan provides that the Board of Directors of the Company may, without further action by shareholders or without further approval by Plan participants, amend the Plan from time to time in response to changes in securities or other laws or rules or regulatory interpretations thereof; and

     WHEREAS, the Company desires to amend the Plan;

     NOW THEREFORE, subject to approval by the shareholders of the Company, the Plan is hereby amended, effective December 7, 2000, as follows:

     1. A new paragraph (e) is added to Section 1.08 of the Plan to read as follows:

          "(e) Nonconsolidated Entities.  Notwithstanding paragraph (d) of
          Section 1.08, with respect to any awards granted on or after December 7, 2000, in the case of a Recipient who is an employee of the Company or any subsidiary or affiliated company that is, as of the date an award is granted, considered to be a "consolidated group member" of the Company within the meaning of FASB Interpretation No. 44, if (i) such Recipient's employment is transferred to a subsidiary or affiliated company that is not considered to be a consolidated group member of the Company or (ii) the Recipient's employer ceases to be a consolidated group member but otherwise continues to qualify as a "subsidiary" or "affiliated company" for purposes of the Plan, the vesting of such award shall cease, and all unvested portions of such award shall terminate, as of the date of such event (provided that the Committee, in its sole discretion, may accelerate or continue the vesting of such award and establish any terms and conditions applicable thereto), but, solely for purposes of this Section 1.08, such Recipient's employment shall be deemed to continue."
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          2.   In all other respects, the Plan is hereby ratified and confirmed.

          IN WITNESS WHEREOF, this Amendment to the Plan has been executed the 7th day of December, 2000.

                              PANAMSAT CORPORATION

                              By:  _______________________________

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